TRADEMARK LICENSE AGREEMENT


     This TRADEMARK LICENSE AGREEMENT ("AGREEMENT") is dated as of February 15, 2006 (the "EFFECTIVE DATE") by and between OAK VALUE CAPITAL MANAGEMENT, INC., a corporation organized and existing under the laws of North Carolina ("LICENSOR"), and OAK VALUE TRUST, formerly The Tuscarora Investment Trust, a business trust organized and existing under the laws of Commonwealth of Massachusetts ("LICENSEE").

     WHEREAS, Licensor and Licensee have entered into that certain License Agreement dated May 23, 1995 ("1995 LICENSE AGREEMENT") pursuant to which Licensor granted Licensee the right to use the Marks in connection with the Fund;

     WHEREAS, Licensor and Licensee wish to update and replace the 1995 License Agreement with this Agreement;

     WHEREAS, Licensee desires to obtain the right and license to use the Marks in connection with the Fund, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below.

     1.1 "FUND" means the OAK VALUE FUND, a series operated and administered by Licensee.

     1.2 "MARKS" means the trademarks set forth on SCHEDULE A.

     1.3   "TERRITORY"   means  the  United  States  and  its   territories  and
possessions.

     1.4 "TERM" has the meaning set forth in Paragraph 9.

2.   License.
     -------

     2.1 Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-exclusive, non-sublicensable, non-transferable license to use the Marks in the Territory as the name of the Fund and in prospectuses, proxy statements, sales literature, and in promotional and advertising materials related to the Fund, during the Term.

     2.2 Licensee shall not distribute or circulate any prospectus, proxy statement, sales literature, promotional material and other printed matter required to be filed with the Securities and Exchange Commission under Section 24(b) of the Investment Company Act of 1940, as amended, which contains any references to or uses the Marks without the prior written approval of Licensor, and Licensee shall submit to Licensor all such materials in draft form at least thirty (30) prior to any such filing.

     3. OWNERSHIP OF THE MARK. Licensee acknowledges that Licensor owns all right, title and interest in and to the Marks and the goodwill associated therewith  and any use of the  Marks by  Licensee  and any  goodwill  associated therewith shall inure to the benefit of Licensor for purposes of trademark, service mark, and trade name ownership, registration, maintenance, and enforcement. Licensee shall not attempt to register any Mark or any confusingly similar trademarks or domain names, or any variation or extension of the foregoing, anywhere in the world.

4.   Quality Control.
     ---------------

     4.1 Licensee acknowledges that the Marks have established valuable goodwill and are well-regarded by consumers in connection with investment products and services of the highest caliber.

     4.2 All marketing materials, advertising, products and services covered by the grant of the license hereunder shall conform to standards of quality at least comparable to that of Licensee immediately before the Effective Date of this Agreement with respect to the display of and business conducted under the Marks.

     4.3 Licensee agrees that, upon Licensor's reasonable written request, it will supply to Licensor samples of any marketing materials and advertising and products used in connection with the Mark, performance results of the Fund, and information about Fund managers. In addition, upon reasonable request, Licensor may inspect during regular business hours all facilities operated by Licensee to verify proper use of the Marks as provided herein. If Licensor reasonably determines that Licensee fails to maintain a consistent level of quality in accordance with the terms of this Agreement, then Licensor may request that Licensee take reasonable steps to remedy any such deficiencies and Licensee shall promptly comply with such requests.

     5. REPRESENTATIONS AND WARRANTIES. At all times, Licensee's business operations in connection with the Marks shall be in compliance with all applicable laws and regulations, including without limitation, all applicable securities laws, and Licensee's use of the Marks shall not be in conflict with any other agreement.

     6. DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY. THE MARK IS PROVIDED "AS IS." LICENSOR MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, IN RELATION TO THE MARKS OR THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

EXCEPT FOR LICENSEE'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS ARISING OUT OR

RESULTING FROM THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     7. INDEMNIFICATION. Licensee shall indemnify, defend, and hold harmless, Licensee and its parent, subsidiaries, and affiliates, and their respective officers, directors, shareholders, employees, agents, legal representatives, successors, and assigns ("INDEMNIFIED PARTIES") from and against any damages, liabilities, costs and expenses (including reasonable attorneys' and professionals' fees and litigation costs) that arise out of (i) Licensee's breach of its representations, warranties, and covenants under this Agreement,
(ii) Licensee's use of the Marks, and (iii) operation of Licensee's business; provided however, that: (a) the Indemnified Parties promptly provide Licensee with written notice thereof and reasonable cooperation, information, and assistance in connection therewith; and (b) Licensee shall have sole control and authority with respect to the defense, settlement, or compromise thereof, provided that any settlement of such claim include a full release for the Indemnified Parties.

     8. INFRINGEMENT CLAIMS AGAINST THIRD PARTIES. Licensor shall have the sole right to commence an action for infringement of the Marks against any third party ("OFFENSIVE INFRINGEMENT CLAIM"); provided that, before commencing any Offensive Infringement Claim which could potentially have an effect on
Licensee's use of the Marks under this Agreement, Licensor shall provide Licensor ten (10) days prior written notice of such Offensive Infringement Claim and of Licensor's intent to file such action.

9.   Term and Termination.
     --------------------

     9.1 This Agreement shall remain in effect for as long as Licensor acts as Licensee's investment advisor for the Fund ("TERM"), or until terminated pursuant to this Paragraph 9.

     9.2 Licensor shall have the right to terminate this Agreement upon written notice if Licensee is in default of any material provision of this Agreement and such default is not cured to Licensor's reasonable satisfaction within thirty
(30) days of Licensee's receipt of written notice of the default.

     9.3 Licensor shall have the right to terminate this Agreement upon six (6) months prior written notice to Licensee.

     9.4 Licensee  shall have the right to terminate  this  Agreement upon sixty
(60) days prior written notice to Licensor.

     9.5 Each party shall have the right to terminate this Agreement immediately upon written notice if the other party (a) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (b) admits in writing its inability to pay its debts as they become due.

     9.6 In the event this Agreement terminates or expires for any reason, Licensee shall:

     (a) change its corporate and/or trade name and the name of the Fund (and any associated logos) in a manner that is not confusingly similar to any of the Marks;

     (b) promptly take all necessary director or shareholder action to cause its Agreement and Declaration of Trust to be amended to reflect the foregoing; and

     (c) within ninety (90) days, cease all use of the Marks, including without limitation, use in any prospectus, sales literature, and promotional materials.

10.  Miscellaneous.
     -------------

     10.1 ASSIGNMENT. Licensee may not assign its rights and obligations hereunder to any third party without Licensor' prior written consent. Subject to the foregoing, this Agreement, and the licenses, restrictions and obligations set forth herein, shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

     10.2 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of Licensor and Licensee, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein.

     10.3 NOTICES. All notices or other communications required or permitted hereunder (collectively, "NOTICES") shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, or by overnight courier service:

     If to Licensee, to:                 John F. Splain, Managing Director
                                         Ultimus Fund Solutions, LLC
                                         225 Pictoria Drive, Suite 450
                                         Cincinnati, OH  45246


     with a copy to:




     and if to Licensor, to:             Larry D. Coats, Jr.,  CEO & President
                                         Oak Value Capital Management, Inc.
                                         3100 Tower Blvd, #700
                                         Durham, NC  27707

     with a copy to:                     Margaret C. Landis, Senior VP
                                         Oak Value Capital Management, Inc.
                                         3100 Tower Blvd, #700
                                         Durham, NC  27707


or to such other address as shall be furnished in writing by Licensor or Licensee, as the case may be, to the other, and any such notice or communication shall be deemed to have been given on the next business day if sent via overnight courier or 4 days after the mailing date (except that a notice of change of address shall not be deemed to have been given until received by the addressees).

     10.4 GOVERNING LAW; CHOICE OF FORUM. This Agreement is governed by the laws of the State of New York, without reference to its conflict of law principles. The parties hereby consent to the jurisdiction of the courts located in New York, New York, in any action arising out of or relating to this Agreement, and agree that any action arising out of or relating to this Agreement shall be maintained in the same jurisdiction.

     10.5 INTEGRATED AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement and the Schedules hereto, any written amendments to this Agreement (i) constitute the entire agreement among Licensor and Licensee with respect to the subject matter hereof or thereof, and (ii) supersede and replace all correspondence, understandings and communications between the parties hereto with respect to the transactions contemplated by this Agreement, including without limitation the 1995 License Agreement. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by Licensor and Licensee, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

     10.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each party hereto and delivered to the other party hereto.

     10.7 INVALIDITY. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

     10.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.



                                         LICENSOR:

                                         OAK VALUE CAPITAL MANAGEMENT, INC.

                                         By:  /s/ Larry D. Coats, Jr.
                                             -----------------------------------

                                         Name:   Larry D. Coats, Jr.
                                         Title:  CEO & President


                                         LICENSEE:

                                         OAK VALUE TRUST

                                         By:  /s/ Joseph T. Jordan, Jr.
                                             -----------------------------------

                                         Name:   Joseph T. Jordan, Jr.
                                         Title:  Chairman

                                   SCHEDULE A
                                   ----------


                                      Marks
                                      -----


                                    OAK VALUE

                                 OAK VALUE FUND

                                 OAK VALUE TRUST

                 [NOTE: DEPICTIONS OF APPLICABLE LOGOS OMITTED]